UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Reported): April 4, 2022 (March 31, 2022)

NATIONAL HEALTH INVESTORS INC
(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 4, 2022 National Health Investors, Inc. (“NHI or the “Company”) announced that it and certain of its subsidiaries had entered into a settlement agreement dated March 31, 2022 (the “Settlement Agreement”) with Welltower Inc., Welltower Victory II TRS LLC, and WELL Churchill Leasehold Owner LLC (the “Defendants”) to settle the previously disclosed lawsuit styled National Health Investors, Inc., et al v. Welltower Inc., et al Defendants.

In connection with the Memorandum of Understanding between the parties, dated March 4, 2022, the Defendants transferred approximately $6.9 million to an escrow agent, which amount was released to NHI on April 1, 2022 pursuant to the Settlement Agreement. Pursuant to the terms of the Settlement Agreement, the parties have agreed to dismiss the above referenced lawsuit, and mutually release all claims related to or arising out of the litigation. Also, as provided in the Memorandum of Understanding, NHI was entitled to retain the approximately $8.8 million security deposit.

The Company also issued a press release regarding the Settlement Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the Settlement Agreement described above, the Company terminated that certain Master Lease dated as of December 23, 2013, as amended on November 5, 2018, January 3, 2021, August 19, 2021, and September 30, 2021 between the Company and certain of its subsidiaries and Well Churchill Leasehold Owner LLC, as successor in interest to NH Master Tenant LLC, effective April 1, 2022.

One of the properties covered under the terminated Master Lease has been sold and one was transferred to a new tenant and leased pursuant to an existing master lease agreement effective April 1, 2022. The operations of six of the properties were transitioned to a joint venture with Merrill Gardens and the operations of nine of the properties were transitioned to a joint venture with Discovery Senior Living effective April 1, 2022.

Item 9.01. Financial Statements and Exhibits.

Exhibit Index
Number	Exhibit
99.1	Press Release Titled "NHI Provides Business Update" dated April 4, 2022, provided in HTML
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:    /s/ John L. Spaid
Name:    John L. Spaid
Title:    Principal Financial Officer

Date:    April 4, 2022